INTERESTS AND LIABILITIES AGREEMENT

                  (hereinafter referred to as the "Agreement")

                                    to the

                    FIRST CASUALTY CATASTROPHE EXCESS OF LOSS
                    -----------------------------------------
                              REINSURANCE CONTRACT
                              --------------------

                   (hereinafter referred to as the "Contract")

                                     between

                      SELECTIVE INSURANCE COMPANY OF AMERICA

                          SELECTIVE WAY INSURANCE COMPANY

                    SELECTIVE INSURANCE COMPANY OF THE SOUTHEAST

                    SELECTIVE INSURANCE COMPANY OF SOUTH CAROLINA

                             EXCHANGE INSURANCE COMPANY

          (hereinafter referred to either individually or collectively as the
                                     "Company")

                                        and



               (hereinafter referred to as the "Subscribing Reinsurer")

It is mutually agreed by and between the Company on the one part and the Subscribing Reinsurer on the other part that the Subscribing Reinsurer's share in the interests and liabilities of the Reinsurers as set forth inthe Contract, to which this Agreement is attached, shall be for %.

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurers in respect of said Contract shall be separate and apart from the shares of such other subscribing reinsurers, if any, to said Contract. The interests and liabilities of the Subscribing Reinsurer shall not be joint with those of such other subscribing reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of such other subscribing reinsurers.

This Agreement shall become effective commencing 12:01 a.m., Eastern Standard Time, January 1,1996, in respect of business in force at such date or business incepting, renewing or having an anniversary date on and after such date, and shall remain in effect until 12:01 a.m., Eastern Standard Time, January 1,1997.


Effective: January 1, 1996
3645-16/01


PAGE


The interests and liabilities of the Subscribing Reinsurer therein may not be changed, altered and amended unless such change, alteration and amendment is evidenced by Endorsement to this Agreement executed by the Company and the Subscribing Reinsurer.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be
executed by their duly authorized representatives this   12th   day of
April, 1996.

                         SELECTIVE INSURANCE COMPANY OF AMERICA

                            SELECTIVE WAY INSURANCE COMPANY

                       SELECTIVE INSURANCE COMPANY OF THE SOUTHEAST

                       SELECTIVE INSURANCE COMPANY OF SOUTH CAROLINA

                               EXCHANGE INSURANCE COMPANY



     /s/Peter Anderson                  Assistant Vice President
        --------------
        Peter Anderson

and on this                                 day of                 , 199__.



Effective: January 1, 1996
3645-16/01


PAGE


                      FIRST CASUALTY CATASTROPHE EXCESS OF LOSS
                      -----------------------------------------
                                REINSURANCE CONTRACT
                                --------------------


                                  TABLE OF CONTENTS
                                  -----------------

 Article                                                             Page
 -------                                                             ----
          Preamble                                                     1
    1     Business and Territory Covered                               1
    2     Commencement and Termination                                 2
    3     Extended Expiration                                          2
    4     Exclusions                                                   3
    5     Reinsuring Clause                                            6
    6     Definitions                                                  7
    7     Warranties                                                   8
    8     Premium                                                      9
    9     Reinstatement of Limit                                      10
    10    Net Retained Lines                                          10
    11    Ultimate Net Loss                                           11
    12    Excess of Original Policy Limits                            11
    13    Extra Contractual Obligations                               12
    14    Notice of Loss and Loss Settlements                         13
    15    Reinsurance Tax                                             13
    16    Access to Records                                           13
    17    Arbitration                                                 13
    18    Currency                                                    14
    19    Service of Suit                                             14
    20    Federal Excise Tax                                          15
    21    Loss Reserves                                               16
    22    Indemnification and Errors and Omissions                    17
    23    Insolvency                                                  18
    24    Intermediary                                                19

Attachments
-----------

          Nuclear Incident Exclusion Clause - Liability -
              Reinsurance - U.S.A.                                    20
          Nuclear Incident Exclusion Clause - Liability -
              Reinsurance - Canada                                    25
          Nuclear Incident Exclusion Clause - Physical Damage
              and Liability (Boiler and Machinery Policies) -
              Reinsurance - U.S.A.                                    28
          Nuclear Incident Exclusion Clause - Physical Damage
              and Liability (Boiler and Machinery Policies) -
              Reinsurance - Canada                                    29
          Nuclear Energy Risks Exclusion Clause (Reinsurance)
              (1994) (Worldwide Excluding U.S.A. and Canada)          30


Effective: January 1, 1996
3645-16/01



PAGE


                       FIRST CASUALTY CATASTROPHE EXCESS OF LOSS
                       -----------------------------------------
                                  REINSURANCE CONTRACT
                                  --------------------

                       (hereinafter referred to as the "Contract")

In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth

                    VARIOUS INSURANCE AND/OR REINSURANCE COMPANIES
                    ----------------------------------------------
                         AND/OR UNDERWRITING MEMBERS OF LLOYD'S
                         --------------------------------------

                     (hereinafter referred to as the "Reinsurers")

                                      one of whom is


                          THE "SUBSCRIBING REINSURER" WHOSE NAME
                          --------------------------------------
                     APPEARS ON THE INTERESTS AND LIABILITIES AGREEMENT
                     --------------------------------------------------
                      ATTACHING TO AND FORMING A PART OF THIS CONTRACT
                      ------------------------------------------------

does hereby indemnify, as herein provided and specified,

                         SELECTIVE INSURANCE COMPANY OF AMERICA

                            SELECTIVE WAY INSURANCE COMPANY

                       SELECTIVE INSURANCE COMPANY OF THE SOUTHEAST

                       SELECTIVE INSURANCE COMPANY OF SOUTH CAROLINA

                               EXCHANGE INSURANCE COMPANY

         (hereinafter referred to either individually or collectively as the
                                      "Company")


                                       ARTICLE 1
                                       ---------

BUSINESS AND TERRITORY COVERED
------------------------------


The Reinsurers shall indemnify the Company for the liability which may accrue to the Company as a result of any damage, injury, disease, or loss covered which takes place during the term of this Contract, whether covered under policies, bonds, binders, contracts of insurance or reinsurance or under other evidences of liability, whether oral or written, covering anywhere in the world (hereinafter referred to as "policy" or "policies") heretofore or hereafter issued, whether written separately or as part of any Multiple Peril or similar types of policies and classified by the Company as Casualty business including, but not limited to:


     A.   Homeowners and Farmowners.

     B.   Business Owners.


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PAGE


     C.   Commercial Multi-Peril (Section II only).

     D.   Workers' Compensation including Employers' Liability.

     E.   Automobile P.I.P. including Death and Dismemberment Medical
          Payments.

     F.   Automobile Bodily Injury and Property Damage.

     G.   Collision Damage.

     H.   Personal and/or Bodily Injury including Medical Payments.

     I.   Property Damage Liability.

     J.   Automobile Liability.

     K.   General Liability.

     L.   Umbrella Liability.


                                       ARTICLE 2
                                       ---------

COMMENCEMENT AND TERMINATION
----------------------------

This Contract shall become effective commencing 12:01 a.m., Eastern Standard Time, January 1,1996, in respect of business in force at such date or business incepting, renewing or having an anniversary date on and after such date, and shall remain in effect until 12:01 a.m., Eastern Standard Time, January 1,1997.


If any law or regulation of the federal, state or local government of any jurisdiction in which the Company is doing business shall render illegal the arrangements made in this Contract, the Contract can be terminated immediately, insofar as it applies to such jurisdiction, by the Company giving notice to the Reinsurers to such effect.


                                       ARTICLE 3
                                       ---------

EXTENDED EXPIRATION
-------------------

If this Contract terminates while a loss covered hereunder is in progress, it is agreed that, subject to the other conditions of this Contract, the Reinsurers shall indemnify the Company as if the entire loss had occurred during the term of this Contract, provided the loss covered hereunder started before the time of termination.


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PAGE


                                       ARTICLE 4
                                       ---------

EXCLUSIONS
----------

This Contract does not apply to and specifically excludes:

A.   As respects Burglary and Theft:

     1.   Jewelers' Block policies;

     2.   Personal Property Floater policies;

     3.   Homeowners' and Farmowners' policies.

B.   As respects Personal Injury Liability:

     Advertisers', Broadcasters', and Telecasters' Liability.

C.   As respects all other business covered hereunder:

     1.   Scheduled buses operating as common carriers.

     2. Vehicles used by truckmen regularly engaged in the interstate transportation of goods for others and operating beyond a 250 mile radius but not to include intrastate transportation.

     3. Regular retail newspaper delivery in towns of 500,000 population or more.

     4.   Amusement parks or amusement devices when written as such.

     5. Concerns engaged in the demolition of buildings more than three stories in height, or vessels.

     6.   Products Liability for policies covering:

          (a)  Ethical Drugs;

          (b)  Proprietary Drugs;

          (c)  Chemicals, other than Consumer Products;

          (d)  Beauty Preparations;

          (e)  Aviation Parts;

          (f)  Volatile Oils and Insecticides.

     7.   Professional Liability except as respects:


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PAGE


          (a)  Morticians;

          (b)  Druggists;

          (c)  Pastors;

          (d)  Printers;

          (e)  Veterinarians;

          (f)  Barbers and Beauticians;

          (g)  Optometrists, Opticians and Audiologists;

          (h) Employee Benefits Administrators working for insureds whose principal business is not the administration of employee benefits for others;

          (i) Volunteer Fire Companies and Rescue Squads for incidental medical malpractice;

          (j)  Teachers and full-time school professionals;

          (k)  Cemeteries;

          (l)  Real Estate/Insurance Agents.

     8. Directors' and Officers' Liability, except as respects Condominium Owners Associations, Public Officials, Volunteer Fire Companies, Emergency Medical Services, and Religious Institutions.

     9. Errors and Omissions Insurance except for School Boards (when the Company's limits subject to this Contract do not exceed
          $1,000,000), Public Officials, Auto Dealers, Employee Benefits, Volunteer Fire Companies, Volunteer Ambulance Squads, Teachers and full-time school professionals.

     10. Kidnap, Ransom and Extortion Insurance; except as respects dishonest and fraudulent acts by employees of the insured under Fidelity bonds which may be currently or subsequently covered hereunder.

     11. Manufacture, production or refining of natural or artificial fuel, gas, butane, propane or liquefied petroleum gases or gasoline.

     12.  Onshore and offshore gas and oil drilling operations.

     13. Railroad operations, including street railways, excepting side track agreement coverages.

     14.  All underground mining operations.


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PAGE


     15. Aircraft or airports as respects coverage for all liability arising out of ownership, maintenance or use of any aircraft or flight operations.

     16.  Tunnel construction more than 50 feet in length.

     17. Working or navigation of any vessel exceeding 25 tons or 100 feet in length.

     18. Manufacture of fireworks, fuses, nitroglycerine, celluloid and pyroxylin.

     19. Ocean Marine business and all forms of legal liability arising out of the operations or navigation of ships or vessels, except as respects yachts.

     20. Pollution Liability losses including Automobile Liability related to hauling of hazardous or waste material except as relates to environmental coverage required by law.

     21.  Asbestos, defined as follows:

          Bodily injury (including occupational disease) and/or property damage liability arising from the manufacture, removal, installation, storage, mining, handling or transportation of asbestos if the insured's operations, at the time of policy issuance, present a known asbestos exposure; however, this exclusion shall not apply to the removal, installation, storage, handling or transportation of asbestos if such removal, installation, storage, handling or transportation is incidental to the insured's overall operations.

          The term "incidental", as used in this exclusion, is intended to recognize the fact that certain insureds (such as, but not limited to, plumbing, carpentry, etc. contractors) will infrequently, but regularly encounter asbestos within the scope of their operations even though their operations as such, do not involve the manufacture, removal, installation, storage, mining, handling or transportation of asbestos. This exclusion does not apply to such "incidental" operations.

     22.  Tobacco related claims.

D.   As respects Workers' Compensation:

     The exclusions stipulated in Section C. above and, in addition, the following risks:

     1. U.S. L & H and Jones Act, unless there is an incidental exposure to such operations;

     2.   Construction and/or maintenance of coffer dams;

     3.   Operation of dry docks.

E. The exclusions set forth in Sections B., C. and D. shall not apply to risks regularly engaged in other operations which involve only incidental operations in any such exclusions.


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PAGE


F. Pools, Associations and Syndicates. Where the Company is required by any regulatory authority to participate in any Assigned Risk Plan or similar mandatory coverage plan covering a class or operation otherwise excluded hereunder, the exclusion(s) shall not apply.

G. Liability excluded under the provisions of the following Nuclear Clauses attaching to and forming a part of this Contract:

     1.   Nuclear Incident Exclusion Clause - Liability - Reinsurance -
          U.S.A.;

     2.   Nuclear Incident Exclusion Clause - Liability - Reinsurance -
          Canada;

     3. Nuclear Incident Exclusion Clause - Physical Damage and Liability - (Boiler and Machinery Policies) - Reinsurance - U.S.A.;

     4. Nuclear Incident Exclusion Clause - Physical Damage and Liability - (Boiler and Machinery Policies) - Reinsurance - Canada;

     5. Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide excluding U.S.A. & Canada).

H. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

I.   Financial Guarantee and Insolvency.


                                       ARTICLE 5
                                       ---------


REINSURING CLAUSE
-----------------

As respects the Ultimate Net Loss, as defined in Article 11, Ultimate Net Loss, of the Company arising out of each Loss Occurrence, as defined in
Article 6, Definitions, covered hereunder on which the Company has paid or advanced, or agreed to pay or advance, or becomes liable to pay to or on behalf of its insured(s) or reinsured(s), an amount exceeding $5,000,000 Ultimate Net Loss, the Reinsurers shall pay or be liable to pay to the Company the amount the excess of $5,000,000 Ultimate Net Loss in respect of each Loss Occurrence, but the sum recoverable hereunder shall not exceed $10,000,000 in respect of each such Loss Occurrence.


In respect of Occupational or other diseases and Cumulative Injury loss
-----------------------------------------------------------------------


Effective: January 1, 1996          6 of 32
3645-16/01


PAGE


     The Reinsurers will pay to the Company in respect of loss or losses, on business the subject matter hereof, the excess of the amount of $5,000,000 of Aggregate net loss any one Policy Year, both as defined in
     Article 6, Definitions, for each insured sustained by the Company resulting from occupational or other diseases or Cumulative Injury losses suffered by any one or more employees of each insured provided the loss to the Reinsurers hereunder shall not exceed $10,000,000 of Aggregate net loss any one Policy Year covered hereunder for each insured.


                                       ARTICLE 6
                                       ---------

DEFINITIONS
-----------

A. The term "Loss Occurrence", as used in this Contract, shall mean any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event except that:

     1. As respects Property Damage Liability Insurance (other than Automobile and Products but not excepting environmental coverage required by law), said term shall also, subject to provisions (a) and (b) below, be understood to mean loss or losses caused by a series of operations, events or occurrences arising out of operations at one specific site and which cannot be attributed to any single one of such operations, events or occurrences, but rather to the cumulative effect of the same. In assessing each and every Loss Occurrence within the foregoing definition, it is understood and agreed that:

          (a) the series of operations, events or occurrences shall not extend over a period longer than 12 consecutive months; and

          (b) the Company may elect the date on which the period of not exceeding 12 consecutive months shall commence and which will be considered the date of loss for purposes of this Contract.

          In the event that the series of operations, events or occurrences extends over a period longer than 12 months, then each consecutive period of 12 months, the first of which commences on the date elected under provision (b) above, shall form the basis of claim under this Contract.

     2. As respects an occupational or other disease suffered by an employee and for which the employer is liable, such occupational or other disease shall be deemed a separate Loss Occurrence within the meaning hereof. If the Company shall, within a Policy Year, as defined in Section B. below, sustain a loss arising from occupational or other disease(s) from the same common causative agent suffered by more than one employee of one insured, such losses shall be deemed to have arisen out of one Loss Occurrence, and the date of loss for purposes of this Contract will be the inception or anniversary date of the policy out of which the loss arose. A loss as respects each employee


Effective: January 1, 1996          7 of 32
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PAGE


          affected by an occupational or other disease shall be deemed to have been sustained by the Company at the earlier of the date when compensable disability of the employee commenced or the date compensable medical attention commenced and at no other date.

     3. As respects business when the cause of loss is the "neglect, error or omission" of the insured, it is understood that such neglect, error or omission shall be deemed to be a Loss Occurrence within the meaning hereof. The date of such Loss Occurrence shall be the date of loss as defined in the Company's original policy.

     4. As respects Products Personal Injury and Products Property Damage Liability Insurance, it is understood that injuries to all persons and all damage to property of others occurring during a policy period and proceeding from or traceable to the same causative agency shall be deemed to have arisen out of one Loss Occurrence, and the date of such Loss Occurrence shall be deemed to be the commencement date of the policy period. For the purposes of this provision, each annual period of a policy which continues in force for more than one year shall be deemed to be a separate policy period. The word "injuries", as used in this paragraph, includes but is not limited to infection, contagion, poisoning or contamination.

B. "Policy year" shall mean each separate original policy period of not exceeding twelve months commencing at the inception, anniversary or renewal date as of and from January1,1996.

C. "Aggregate" shall mean Ultimate Net Loss, as defined in Article 11, Ultimate Net Loss, occurring in the aggregate during any one Policy Year, as defined in Section B. above.

D. The term "Gross Net Earned Premium Income" shall mean gross earned premiums, less return premiums, cancellations and premiums paid for reinsurances, recoveries under which would inure to the benefit of the Reinsurers under this Contract.


                                       ARTICLE 7
                                       ---------

WARRANTIES
----------

A. It is warranted that the Company shall retain net for its own account the primary $500,000 for Monoline General Liability, Comprehensive General Liability, Commercial Multi-Line Package policies, and Personal Multi-Line Package policies; $500,000 for Workers' Compensation, Commercial Automobile Liability, and Personal Automobile Liability; $500,000 for Personal Umbrella policies; and $100,000 for Commercial Umbrella policies.

B. The maximum per person contribution to the Ultimate Net Loss, as defined in Article 11, Ultimate Net Loss, with respect to Section 1 and Section 2 of Workers' Compensation business, including Statutory and Voluntary Compensation, and statutory benefits payable under the Longshore and Harbor Workers' Compensation Act, Jones Act and Federal



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     Employers' Liability Act is $10,000,000 any one Loss Occurrence, as
     defined in Article 6, Definitions.

C. The maximum amount of net (being net of facultative) liability each policy written by the Company and subject to this Contract shall be as follows:

     1.   Automobile Bodily Injury Liability            $2,000,000

     2.   Personal or Bodily Injury Liability           $2,000,000
          (other than Automobile)

     3.   Property Damage Liability                     $1,000,000
          (Automobile and other than Automobile)

     4. Combined Single Limit Bodily Injury Liability $2,000,000 and Property Damage Liability policies

     5.   Collision Damage                              $2,000,000

     6.   Personal Umbrella Liability                   $5,000,000

     7.   Commercial Umbrella Liability                 $5,000,000

Notwithstanding the foregoing, Personal Injury Protection benefits under any "No-fault" Auto policy are not subject to the above limitations.


                                       ARTICLE 8
                                       ---------

PREMIUM
-------

A. The Company shall pay to the Reinsurers a reinsurance deposit premium of $874,000, payable in installments of $218,500 at January 1, April 1, July 1 and October 1, 1996.

B. As soon as practicable after the expiration of this Contract, the Company shall furnish to the Reinsurers a statement of the actual reinsurance premium due the Reinsurers and the reinsurance deposit premium shall be adjusted at a rate of 0.173% of the Company's Gross Net Earned Premium Income, as defined in Article 6, Definitions, accounted for by the Company during the term of this Contract, on all business which is the subject matter of this Contract. However, in no event shall the final adjusted reinsurance premium be less than the minimum premium of $874,000.


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                                       ARTICLE 9
                                       ---------

REINSTATEMENT OF LIMIT
----------------------

Each loss hereon reduces the amount of indemnity provided under this Contract by the amount paid. Any amount so exhausted shall be automatically reinstated from the time of the Loss Occurrence, as defined in Article 6, Definitions.

The reinsurance limit provided in this Contract, as outlined in Article 5, Reinsuring Clause, is subject to two (2) reinstatements. The reinstated limits are in addition to the initial limit of this Contract.

The first amount shall be reinstated without payment of additional premium. For the second amount so reinstated, the Company agrees to pay an additional premium calculated at pro rata of the annual premium as respects the fraction of indemnity exhausted and 100% of the annual premium regardless of the unexpired term of this Contract. Nevertheless, the Reinsurers' liability shall not exceed $10,000,000 with respect to any one Loss Occurrence, and shall not exceed $30,000,000 with respect to all losses arising during the term of this Contract.

Reinstatement premiums are to be paid immediately after the claim to this Contract has been paid.


                                       ARTICLE 10
                                       ----------

NET RETAINED LINES
------------------

This Contract applies only to that portion of any insurance, reinsurance or any Extra Contractual Obligations, as defined in Article 13, Extra Contractual Obligations, which the Company retains net for its own account, except as otherwise provided for in Article 11, Ultimate Net Loss. In calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Contract attaches, only loss or losses in respect of that portion of any insurance, reinsurance or any Extra Contractual Obligations which the Company retains net for its own account shall be included.

The amount of the Reinsurers' liability hereunder in respect to any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers whether specific or general any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.


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                                       ARTICLE 11
                                       ----------

ULTIMATE NET LOSS
-----------------

The words "Ultimate Net Loss", mentioned in this Contract, shall mean the actual loss paid or payable by the Company, and 90% Extra Contractual Obligations, as defined in Article 13, Extra Contractual Obligations, and losses in excess of original policy limits, as defined in Article 12, Excess of Original Policy Limits, such loss to include expenses of litigation, if any, and all other loss adjustment expenses of the Company, which include all expenses arising from Declaratory Judgment Actions incurred in the investigation adjustment, defense and litigation of claims under the terms of and allocated to policies subject to this Contract (including a pro rata share of salaries and expenses of the Company's employees including staff counsel according to the time occupied in adjusting such loss and expenses of the Company's officials incurred in connection with the loss but salaries of officials and any office expenses of the Company shall not be included); salvages and recoveries including recoveries under all other reinsurances whether collectible or not are to be first deducted from such loss to arrive at the amount of liability, if any, attaching hereunder. Nothing, however, in this Article shall be construed as meaning that losses are not recoverable hereunder until the Ultimate Net Loss to the Company has been ascertained.

The Company shall retain the right to purchase excess of loss reinsurance below the retention of this Contract. Recoveries from excess of loss reinsurance shall inure to the sole benefit of the Company and any recoveries from this excess of loss reinsurance shall be disregarded in computing the Company's Ultimate Net Loss applicable to this Contract.

All salvages, recoveries and payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the said settlement and all necessary adjustments shall be made by the parties hereto.

Whenever the Company issues a lost instrument bond or a lost instrument letter of indemnity, for salvage purposes or in lieu of loss payments under its bond or policy, the Reinsurers agree to accept liability under such bond or letter of indemnity in accordance with the terms of this Contract.


                                       ARTICLE 12
                                       ----------

EXCESS OF ORIGINAL POLICY LIMITS
--------------------------------

(Third Party Liability Business Only)
-------------------------------------

This Contract shall protect the Company, within the limits hereof, in connection with Ultimate Net Loss, as defined in Article 11, Ultimate Net Loss, in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of


Effective: January 1, 1996          11 of 32
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PAGE


settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a Corporate Officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

If any provision of this Article shall be rendered illegal or unenforceable by the law, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article, or the enforceability of such provision in any other jurisdiction.



                                       ARTICLE 13
                                       ----------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------

This Contract shall protect the Company, within the limits hereof, where the Ultimate Net Loss, as defined in Article 11, Ultimate Net Loss, includes any Extra Contractual Obligations. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss occurrence.

Coverage provided under this Contract for Extra Contractual Obligations shall be excess over coverage provided under any applicable in force claims made Errors and Omissions insurance policy.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a Corporate Officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


Effective: January 1, 1996          12 of 32
3645-16/01


PAGE


If any provision of this Article shall be rendered illegal or unenforceable by the law, regulations, or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Article, or the enforceability of such provision in any other jurisdiction.


                                       ARTICLE 14
                                       ----------

NOTICE OF LOSS AND LOSS SETTLEMENTS

------------------------------------

The Company shall give notice to the Reinsurers, as soon as reasonably practicable, of any occurrence which results in or appears to be of serious enough nature as probably to result in a loss involving this Contract, and the Company shall keep the Reinsurers advised of all subsequent developments in connection therewith.

The Reinsurers agree to abide by the loss settlements of the Company, such settlements to be considered as satisfactory proof of loss. Amounts falling to the share of the Reinsurers shall be immediately payable to the Company by them upon reasonable evidence of the amount paid or to be paid by the Company being presented to the Reinsurers by the Company.


                                       ARTICLE 15
                                       ----------

REINSURANCE TAX
---------------

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.


                                       ARTICLE 16
                                       ----------
ACCESS TO RECORDS
-----------------

The Reinsurers or their duly designated representatives shall have access to the books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Contract or the subject matter thereof.


                                       ARTICLE 17
                                       ----------

ARBITRATION
-----------

As a precedent to any right of action hereunder, if any dispute shall arise between the parties to this Contract with reference to the interpretation of this Contract or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Contract,


Effective: January 1, 1996          13 of 32
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PAGE


such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty days of their appointment, each of them shall name three, of whom the other shall decline two and the decision shall be made by drawing lots. All arbitrators shall be executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Contract.

The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation; they are relieved of all judicial formalities and may abstain from following the strict rules of law, and they shall make their award with a view to effecting the general purpose of this Contract in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator.

The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgement may be entered upon the award of the board in any court having jurisdiction thereof. The expense of the arbitrators and of the arbitration shall be equally divided between the two parties. Said arbitration shall take place in the city in which the Company's Head Office is located unless some other place is mutually agreed upon by the parties to this Contract.


                                       ARTICLE 18
                                       ----------

CURRENCY
--------

Wherever the word "dollars" or the sign "$" appears in this Contract, it shall mean United States dollars.

For the purpose of this Contract, transactions and settlements on policies written or assumed by the Company in other than United States currency shall be converted into United States dollars at the rates of exchange at which they are entered in the Company's books at its head office.


                                       ARTICLE 19
                                       ----------


SERVICE OF SUIT
---------------

(This Article applies only to those Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States where authorization is required by insurance regulatory authorities.)


Effective: January 1, 1996          14 of 32
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PAGE


It is agreed that in the event of the failure of the Reinsurers to pay any amount claimed to be due under this Contract, the Reinsurers, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers' rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6879 (hereinafter, "agent for service of process") and in any suit instituted against any Reinsurer(s) upon this Contract, the Reinsurer(s) will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurers in any such suit and/or upon the request of the Company to give a written undertaking to the Company that the agent for service of process will enter a general appearance on behalf of the Reinsurers in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States of America which makes provision therefor, the Reinsurers hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract and hereby designate the agent for service of process as the firm to whom the said officer is authorized to mail such process or a true copy thereof.



                                       ARTICLE 20
                                       ----------

FEDERAL EXCISE TAX
------------------

(This Article applies only to those Reinsurers excepting Reinsurers at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.)

The Reinsurers have agreed to allow for the purpose of paying the statutorily prescribed Federal Excise Tax of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.


Effective: January 1, 1996          15 of 32
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PAGE


In the event of any return of premium becoming due hereunder, the Reinsurers will deduct the statutorily prescribed percentage from the amount of the return and the Company or its agent should take steps to recover the Tax from the U.S. Government.


                                       ARTICLE 21
                                       ----------

LOSS RESERVES
-------------

(This Article applies to those Reinsurers who do not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss reserves.)

A: Where a Letter of Credit Trust Agreement is used, the following clause shall apply:

     It is agreed that when the Company files with the Insurance Department or establishes reserves for claims covered hereunder, as required by law, the Company will forward to the Reinsurers a statement showing the proportion of such loss reserves which is applicable to the Reinsurers. The Reinsurers hereby agree to apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, with a minimum term of one year, that is issued or confirmed, and presentable and payable in the United States by any bank or trust company, and is in a format acceptable to the governmental authority having jurisdiction over the Company's loss reserves in an amount equal to the Reinsurers' proportion of said loss reserves.

     The Company and the Reinsurers agree that such Letter of Credit will be subject to the terms of a separate Letter of Credit Trust Agreement, and that said trust agreement shall be in a form acceptable to the governmental authority having jurisdiction over the Company's loss reserves.

     The designated bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.

B: Where a Letter of Credit Trust Agreement is not used, the following clause shall apply:

     It is agreed that when the Company files with the Insurance Department or establishes reserves for claims covered under this Contract, as required by law, the Company will forward to the Reinsurers a statement showing the proportion of such loss reserves which is applicable to the Reinsurers. The Reinsurers hereby agree to apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, with a minimum term of one year, that is issued or confirmed, and presentable and payable in the United States by any bank or trust company, and is in a format acceptable to the governmental authority having jurisdiction over the Company's loss reserves in an amount equal to the Reinsurers' proportion of said loss reserves.


Effective: January 1, 1996          16 of 32
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PAGE


     The Company and the Reinsurers agree that the Letter of Credit provided by the Reinsurers under this provision may be drawn upon at any time, notwithstanding any other provisions in this Contract, and be utilized by the Company or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such insurer for the following purposes:

     1. to reimburse the Company for the Reinsurers' share of surrenders and benefits or losses paid by the Company under the terms and provisions of the policies reinsured under this Contract,

     2. to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for policies ceded under this Contract. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), and loss adjustment expenses,

     3. to pay any other amounts the Company claims are due under this Contract,

     4. to return any amounts drawn down on Letters of Credit in excess of the actual amounts required for 1. and 2. above, or in case of 3. above, any amounts which are subsequently determined not to be due.

     All of the foregoing should be applied without diminution because of insolvency on the part of the Company or the Reinsurers.

     The designated bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.


                                       ARCTICLE 22
                                       -----------

INDEMNIFICATION AND ERRORS AND OMISSIONS
----------------------------------------

Any recitals in this Contract of the terms and provisions of any original insurance or reinsurance are merely descriptive. The Reinsurers are reinsuring, to the amount herein provided, the obligations of the Company under any original insurance or reinsurance. The Company shall be the sole judge as to:

     A. what shall constitute a claim or loss covered under any original insurance or reinsurance of the Company;

     B.   the Company's liability thereunder;

     C. the amount or amounts which it shall be proper for the Company to pay thereunder.


Effective: January 1, 1996          17 of 32
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PAGE


The Reinsurers shall be bound by the judgement of the Company as to the obligation(s) and liability(ies) of the Company under any original insurance or reinsurance, subject to the terms and conditions of this Contract.

Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.


                                       ARTICLE 23
                                       ----------

INSOLVENCY
----------

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurers of the pendency of a claim against the Company indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurers within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Contract as though such expense had been incurred by the Company.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurers to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, and (2) where the Reinsurers, with the consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of the Reinsurers to the payees under such policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York


Effective: January 1, 1996          18 of 32
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PAGE


risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurers pay any loss directly to payees under such policy.

Should any party hereto be placed in rehabilitation or liquidation or should a rehabilitator, liquidator, receiver, conservator or other person or entity of similar capacity be appointed as respects such party, all amounts due any of the parties hereto whether by reason of premiums, losses or otherwise under this Contract or any other contract(s) of reinsurance heretofore or hereafter entered into between the parties (whether or not any such contract(s) be assumed or ceded) shall at all times be subject to the right of offset at any time and from time to time, and upon the exercise of same, only the net balance shall be due and payable in accordance with Section 7427 of the Insurance Law of the State of New York to the extent such statute or any other applicable law, statute or regulation governing such offset shall apply.


                                       ARTICLE 24
                                       ----------

INTERMEDIARY
------------

Guy Carpenter & Company, Inc. is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statement, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurers through Guy Carpenter & Company, Inc., Two World Trade Center, New York, New York 10048. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


Effective: January 1, 1996          19 of 32
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PAGE



Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.
--------------------------------------------------------------------

(1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

     Limited Exclusion Provision.*
     ----------------------------

     I. It is agreed that the policy does not apply under any liability coverage, to

               INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION

               bodily injury or property damage

          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b) become effective before that date and contain the Limited Exclusion Provision set out above;


          provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.


Effective: January 1, 1996          20 of 32
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PAGE


(3)  Except for those classes of policies specified in Clause II of paragraph
     (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

     shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

     Broad Exclusion Provision.*
     ---------------------------

     It is agreed that the policy does not apply:

     I.   Under any Liability Coverage, to

               INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION

               bodily injury or property damage

          (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

          (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or
               (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

     II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to

               IMMEDIATE MEDICAL OR SURGICAL RELIEF

               first aid,

          to expenses incurred with respect to


Effective: January 1, 1996          21 of 32
3645-16/01


PAGE


               BODILY INJURY, SICKNESS, DISEASE OR DEATH

               bodily injury

          resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

     III. Under any Liability Coverage, to

               INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION

               bodily injury or property damage

          resulting from the hazardous properties of nuclear material, if

          (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

          (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

          (c)  the

                    INJURY, SICKNESS, DISEASE, DEATH OR DESTRUCTION

                    bodily injury or property damage

               arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to

                    INJURY TO OR DESTRUCTION OF PROPERTY AT SUCH NUCLEAR
                    FACILITY.

                    property damage to such nuclear facility and any property threat.

     IV.  As used in this endorsement:

          "hazardous properties" include radioactive, toxic or explosive properties; "nuclear material" means source material, special nuclear material or byproduct material; "source material", "special nuclear material", and "byproduct material" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "spent fuel" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "waste" means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed


Effective: January 1, 1996          22 of 32
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PAGE


          primarily for its source material content and (2)resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; "nuclear facility" means

          (a)  any nuclear reactor,

          (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

          (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

          (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

          and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "nuclear reactor" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

          WITH RESPECT TO INJURY TO OR DESTRUCTION OF PROPERTY, THE WORD "INJURY" OR "DESTRUCTION" includes all forms of radioactive contamination of property.
          "property damage" includes all forms of radioactive contamination of property.

     V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

          (i) Garage and Automobile Policies issued by the Reassured on New York risks, or

          (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

          until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

(4) Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.


Effective: January 1, 1996          23 of 32
3645-16/01



PAGE


-----------------------------------------------------------------------------
*NOTE. The words printed in "ALL CAPITAL LETTERS" in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.
-----------------------------------------------------------------------------



21/9/67


NMA 1590 (amended)



-----------------------------------------------------------------------------
NOTES:    Wherever used herein the terms:

          "Reassured"    shall be understood to mean "Company", "Reinsured",
                         "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

          "Agreement"    shall be understood to mean "Agreement", "Contract",
                         "Policy" or whatever other term is used to designate the attached reinsurance document.

          "Reinsurers"   shall be understood to mean "Reinsurers",
                         "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.


Effective: January 1, 1996          24 of 32
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PAGE


     Nuclear Incident Exclusion Clause - Liability - Reinsurance - Canada
     --------------------------------------------------------------------

1. This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Reinsurance all the original liability contracts of the Reassured, whether new, renewal or replacement, of the following classes, namely,

     Personal Liability,

     Farmers Liability,

     Storekeepers Liability,

     which become effective on or after 31st December, 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:-

     Limited Exclusion Provision.
     ---------------------------

     This Policy does not apply to bodily injury or property damage with respect to which an Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability.

     With respect to property, loss of use of such property shall be deemed to be property damage.

3. Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Reinsurance all the original liability contracts of the Reassured, whether new, renewal or replacement, of any class whatsoever (other than Personal Liability, Farmers Liability, Storekeepers Liability or Automobile Liability contracts), which become effective on or after 31st December, 1984, shall be deemed to include, from their inception dates and thereafter, the following provision:

     Broad Exclusion Provision.
     -------------------------

          It is agreed that this Policy does not apply:

          (a) to liability imposed by or arising under the Nuclear Liability Act; nor

          (b) to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance



Effective: January 1, 1996          25 of 32
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PAGE


               (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

          (c) to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

               (i) the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

               (ii) the furnishing by an Insured of services, materials,
                    parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

               (iii)the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:
----------------------

1. The term "nuclear energy hazard" means the radioactive, toxic, explosive or other hazardous properties of radioactive material;

2. The term "radioactive material" means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances that the Atomic Energy Control Board may, by regulation, designate as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

3.   The term "nuclear facility" means:

     (a) any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

     (b) any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

     (c) any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235,


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PAGE


          or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

     (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

     and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4. The term "fissionable substance" means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5. With respect to property, loss of use of such property shall be deemed to be property damage.



NMA 1979


(11/10/84)


-----------------------------------------------------------------------------
NOTES:    Wherever used herein the terms:

          "Reassured"    shall be understood to mean "Company", "Reinsured",
                         "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

          "Agreement"    shall be understood to mean "Agreement", "Contract",
                         "Policy" or whatever other term is used to designate the attached reinsurance document.

          "Reinsurers"   shall be understood to mean "Reinsurers",
                         "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.


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PAGE


   Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler
   -------------------------------------------------------------------------
              and Machinery Policies) - Reinsurance - U.S.A.
              ---------------------------------------------

1. This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph:

     This Policy does not apply to "loss", whether it be direct or indirect, proximate or remote

          (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

          (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

3. However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

-----------------------------------------------------------------------------
NOTES:    Wherever used herein the terms:

          "Reassured"    shall be understood to mean "Company", "Reinsured",
                         "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

          "Agreement"    shall be understood to mean "Agreement", "Contract",
                         "Policy" or whatever other term is used to designate the attached reinsurance document.

          "Reinsurers"   shall be understood to mean "Reinsurers",
                         "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

23/6/58
NMA 1166


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    Nuclear Incident Exclusion Clause - Physical Damage and Liability (Boiler
   -------------------------------------------------------------------------
                and Machinery Policies) - Reinsurance - Canada
                ----------------------------------------------

1. This Reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this Reinsurance all original Boiler and Machinery Insurance or Reinsurance contracts of the Reassured shall be deemed to include the following provisions of this paragraph;

     This Policy does not apply to loss, whether it be direct or indirect, proximate or remote

          (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

          (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

3. However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

4. Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that policies issued by the Reassured effective on or before 31st December, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply.


-----------------------------------------------------------------------------
NOTES:    Wherever used herein the terms:

          "Reassured"    shall be understood to mean "Company", "Reinsured",
                         "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

          "Agreement"    shall be understood to mean "Agreement", "Contract",
                         "Policy" or whatever other term is used to designate the attached reinsurance document.

          "Reinsurers"   shall be understood to mean "Reinsurers",
                         "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.


29/10/59
NMA 1251


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PAGE


    Nuclear Energy Risks Exclusion Clause (Reinsurance) (1994) (Worldwide
    ---------------------------------------------------------------------
                        Excluding U.S.A. and Canada)
                        ----------------------------

This Agreement shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this Agreement Nuclear Energy Risks shall mean all first party and/or third party insurances or reinsurances (other than Workers' Compensation and Employers' Liability) in respect of:

     (I)  All Property on the site of a nuclear power station.

          Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

     (II) All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

          (a)  the generation of nuclear energy; or

          (b)  the Production, Use or Storage of Nuclear Material.

     (III)Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

     (IV) The supply of goods and services to any of the sites, described in
          (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

     (i) Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors' plant and equipment);

     (ii) Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above.

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

     (1) The provision of any insurance or reinsurance whatsoever in respect of:


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PAGE


          (a)  Nuclear Material;

          (b) Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or - for reactor installations - as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

     (2) The provision of any insurance or reinsurance for the undernoted perils:

          - fire, lightning, explosion;
          - earthquake;
          - aircraft and other aerial devices or
            articles dropped therefrom;
          - irradiation and radioactive contamination;
          - any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

          in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions
-----------

     "Nuclear Material" means:

          (i) Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

          (ii) Radioactive Products or Waste.

     "Radioactive Products or Waste" means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilization of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

     "Nuclear Installation" means:

          (i)  Any Nuclear Reactor;

          (ii) Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and


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PAGE


          (iii)Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

     "Nuclear Reactor" means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

     "Production, Use or Storage of Nuclear Material" means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

     "Property" shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

     "High Radioactivity Zone or Area" means:

          (i) For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

          (ii) For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.


N.M.A. 1975(a)
April 1, 1994


-----------------------------------------------------------------------------
NOTES:    Wherever used herein the terms:

          "Reassured"    shall be understood to mean "Company", "Reinsured",
                         "Reassured" or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

          "Agreement"    shall be understood to mean "Agreement", "Contract",
                         "Policy" or whatever other term is used to designate the attached reinsurance document.

          "Reinsurers"   shall be understood to mean "Reinsurers",
                         "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.


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PAGE


                            SUMMARY OF CHANGES
                            ------------------
                                  to the

                         SELECTIVE INSURANCE GROUP
                         -------------------------
               FIRST CASUALTY CATASTROPHE EXCESS OF LOSS PROGRAM
               -------------------------------------------------


This Contract commencing at January 1, 1996 differs from the previous Contract in the following manner:

1. Throughout the Contract, all dates, rates, and premium amounts have been amended to reflect the terms of the firm order.

2. Throughout the Contract, all references to "Agreement", "Contract", "Company", and "Reinsurers" have been amended to read "the Agreement", "the Contract", "the Company", "the Reinsurers", and "the Subscribing Reinsurer" (in the Interests and Liabilities Agreement), to correct grammatical errors. Also, cross references to other Articles have been added and editorial corrections (such as capitalization) have been made.

3. Throughout the Contract, all major sections and subsections have been renamed to appear in the following order for the sake of consistency:
     A., 1., (a), (i).

4. Preamble; Has been amended to follow the language contained in all other Selective Insurance Group Contracts. The Company name has been amended to delete any references to Charleston Insurance Company.

5. Article 1, Business and Territory Covered; The first sentence has been amended to replace the phrase "This Contract shall indemnify..." with the phrase "The Reinsurers shall indemnify".

6. Article 3, Extended Expiration; Has been amended to read "If this Contract terminates" rather than "If this Contract shall terminate".

7. Article 4, Exclusions; Section G. has been amended for the sake of clarity.

8. Article 5, Reinsuring Clause; The definitions of "Policy Year" and "Aggregate" have been moved to Article 6.

9. Article 6, Definitions; Has been amended to include the definitions of "Policy Year", "Aggregate" and "Gross Net Earned Premium Income".

10. Article 7, Warranties; Section C has been amended to read "net (being net of facultative) liability each policy written by the Company" and the phrase "in respect of each class of insurance" has been deleted, and the maximum net liability for Commercial Umbrella Liability has been amended to read "$5,000,000".


PAGE


11. Article 8, Premium; The definition of "Gross Net Earned Premium Income" has been moved to Article 6.

12. Article 9, Reinstatement; This Article has been reworded to follow the language of all other Selective Insurance Group Contracts.

13. Article 11, Ultimate Net Loss; The first paragraph has been amended to include reference to coverage provided for losses in excess of original policy limits, and the phrase "Company's field employees" has been replaced with "Company's employees including staff counsel".

14. Article 14, Notice of Loss and Loss Settlements; This Article has been reworded to follow the language of all other Selective Insurance Group Contracts.

15. Article 19, Service of Suit; The zip code of Mendes and Mount has been corrected.

16. Nuclear Incident Exclusion Clause - Liability - Reinsurance - U.S.A.; minor editorial changes have been made to correctly reflect the language contained in the London Market NMA 1590 (amended).